UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2023

Enfusion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40949	87-1268462
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Clark Street, Suite 750	60603
Chicago, Illinois
(Address of principal executive offices)	(Zip code)

(312) 253-9800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ENFN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 15, 2023, Enfusion, Inc. (the “Company”), Enfusion, Ltd. LLC, a controlled subsidiary of the Company (the “Borrower”), and certain other subsidiaries of the Company (together with the Company, the “Guarantors”) entered into a senior secured Credit Agreement (the “New Credit Agreement”) with Bank of America, N.A., as administrative agent, swing line lender and L/C issuer; and a syndicate of lending institutions from time to time party thereto (the “Lenders”).

The New Credit Agreement provides for a senior secured revolving loan facility in an aggregate principal amount of up to $100 million, including a $10 million sublimit for the issuance of letters of credit and a swingline subfacility of up to $10 million. The New Credit Agreement also has an uncommitted accordion feature that allows for up to $50 million of additional borrowing capacity, subject to obtaining lender commitments and the satisfaction of certain customary conditions. The New Credit Agreement matures on September 15, 2028.

Revolving loans under the New Credit Agreement will bear interest, at the Borrower’s option, at an annual rate benchmarked to (1) the Secured Overnight Financing Rate (“SOFR”) or (2) a “Base Rate” that is equal to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America’s prime rate and (c) one month adjusted term SOFR plus 1.00%. Loans based on SOFR bear interest at a rate equal to term SOFR for the applicable interest period plus 10 basis points plus a margin between 2.00% and 2.75%.  Loans based on the Base Rate bear interest at a rate equal to the Base Rate plus a margin between 1.00% and 1.75% (such margins being referred to as the “Applicable Rate”). The Applicable Rate in each case is determined based on the Borrower’s Consolidated Net Leverage Ratio (as defined in the New Credit Agreement). The Borrower is also required to pay a commitment fee of between 0.20% and 0.25% per annum on the unused portion of the Lenders’ commitments, based on the Borrower’s Consolidated Net Leverage Ratio.

The New Credit Agreement requires periodic interest payments until maturity. For term SOFR loans, interest is payable on the last day of the applicable interest period, but at least every three months, and on the maturity date. For Base Rate loans, interest is payable on the last business day of March, June, September and December and on the maturity date. The Borrower may voluntarily prepay revolving loans and swing line loans or terminate the commitments under the revolving loan facility, in each case, at any time without premium or penalty (other than customary SOFR breakage costs).

The New Credit Agreement contains two financial covenants. The first financial covenant requires the Borrower’s Consolidated Net Leverage Ratio as of the end of any four fiscal quarter period to not exceed, (i) commencing with the fiscal quarter ending September 30, 2023 through and including September 30, 2024, 4:00:1.00 and (ii) commencing with the fiscal quarter ending December 31, 2024 and thereafter, 3.75:1:00; provided that the Consolidated Net Leverage Ratio may temporarily increase to 4.25:1.00 following a material acquisition. The second financial covenant prohibits the Borrower from having a Consolidated Interest Coverage Ratio (as defined in the New Credit Agreement) of less than 2.50:1.00 as of the last day of any four fiscal quarter period. The New Credit Agreement also contains customary representations and warranties, affirmative covenants, negative covenants and events of default. The negative covenants (subject, in each case, to certain exceptions) include, without limitation, restrictions on the ability of the Company and its subsidiaries’ to make, incur or enter into certain: liens, indebtedness, investments, fundamental changes, dispositions, restricted payments, and transactions with affiliates. Non-compliance with one or more of the aforementioned covenants or any other event giving rise to an event of default could result in the full or partial principal balance of the New Credit Agreement becoming immediately due and payable and the early termination of the Lenders’ commitments thereunder.

The obligations under the New Credit Agreement are secured by a lien on substantially all of the assets of the Company, Borrower and the other Guarantors, including a pledge of all of the equity interests of the Borrower and all other subsidiaries owned by the Borrower or a Guarantor, limited in the case of any foreign subsidiary or foreign subsidiary holding company to 65% of the voting capital stock and 100% of the non-voting capital stock of such subsidiary, subject to limited exceptions.

Certain of the agents and Lenders under the New Credit Agreement, or their affiliates (collectively, the “Lender Affiliates”), have provided, and may in the future provide, certain commercial banking, financial advisory, investment banking, and other financial services in the ordinary course of business to the Company or its affiliates (collectively, the “Borrower Affiliates”), for which such Lender Affiliates may receive customary fees. The Borrower Affiliates have provided and may in the future provide investment management software or related services to the Lender Affiliates in the ordinary course of business, and may receive customary fees in return.

The foregoing description of the New Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02Termination of a Material Definitive Agreement.

Concurrent with entering into the New Credit Agreement, on September 15, 2023, the Company paid all outstanding obligations under and terminated its $5 million revolving credit agreement (the “Prior Credit Agreement”) with Silicon Valley Bank, which by its terms was scheduled to mature on December 17, 2025. At the time of termination, there were no borrowings outstanding under the Prior Credit Agreement.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.Regulation FD Disclosure.

On September 18, 2023, the Company issued a press release announcing the closing of the New Credit Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information under Item 7.01 of this Report, including Exhibit 99.1 attached hereto, intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement dated as of September 15, 2023 among the Borrower, the Company, the other Guarantors, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer and the Lenders.
99.1	Press Release issued by the Company on September 18, 2023 and furnished herewith.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2023	ENFUSION, INC.

	By:	/s/ Matthew R. Campobasso
	Name:	Matthew R. Campobasso
	Title:	General Counsel